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                                                                    Exhibit 23.1



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Just For Feet, Inc. and subsidiaries on Form S-4 of our report dated April 23, 1999, included in the Annual Report on Form 10-K of Just For Feet, Inc. for the year ended January 30, 1999, and to the use of our report dated April 23, 1999, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP

Birmingham, Alabama
June 10, 1999